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Salesforce, Inc.

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Salesforce Proxy Supplement May 2022

2022 Proxy Statement Continued stockholder engagement on a year- Highlights round basis, engaging with stockholders representing >50% of shares outstanding. Enhanced ESG disclosure representing our focus on ESG and efforts taken to advance disclosures in line with our core values, which now include sustainability. Appointment of 3 new directors to our Board during fiscal 2022. Request to increase shares reserved under the 2013 Equity Incentive Plan. Request to increase shares reserved under the 2004 Employee Stock Purchase Plan. 2

Company Overview The global leader in customer relationship management (CRM) technology Founded in 1999, public listing in 2004 (NYSE: CRM). Fastest growing top five enterprise software company with $26.5B in revenue in FY22 (~25% Y/Y). Durable cash flow, with $6B operating cash flow in FY22 (~25% Y/Y). Headquartered in San Francisco, with a global presence of 73,000+ employees. Integrated Philanthropy Model (1-1-1). Leader In Leader In Leader In Philanthropy Culture Innovation 3

Salesforce Customer 360 4

FY22 Financial Results Consistent top-line revenue, cash flow and RPO growth Revenue Operating Cash Flow Remaining Performance Obligation $26.5 B 26% $6.0 B 21% 19% $43.7 B CAGR CAGR CAGR $4.8 B $36.1 B $21.3 B $4.3 B $30.8 B $17.1 B $3.4 B $25.7 B $13.3 B 17.1% 16.8% 17.7% 18.7% 4.0% 2.1% 2.1% 1.7% FY19 FY20 FY21 FY22 FY19 FY20 FY21 FY22 FY19 FY20 FY21 FY22 GAAP Op Margin NG Op Margin1 (Fiscal years end on January 31 of the specified year) 1Non-GAAP operating margin excludes the effects of stock-based compensation and amortization of acquisition-related intangibles. Refer to the Appendix 5 for an explanation of non-GAAP financial measures, and why we believe these measures can be useful, as well as a reconciliation of non-GAAP financial measures to the most comparable GAAP measures.

Return to Stockholders Salesforce has a track record of delivering significant total stockholder returns Five-Year Cumulative Total Return $400 $350 Nasdaq Computer & Data Processing Index: $365 Salesforce: $294 $300 Nasdaq 100 Index: $292 $250 $200 S&P 500 Index: $198 $150 Dow Jones Industrial Average: $141 $100 $50 $0 FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 Total returns over 5 years based on an initial investment of $100. Data for the Standard & Poor’s 500 Index, the Nasdaq Computer & Data Processing Index, the Nasdaq 100 Index and the Dow Jones Industrial Average assume reinvestment of dividends. The comparisons in the graph above are based upon historical data and are not indicative of, nor intended to forecast, future performance of our common stock. 6

Board of Directors Experienced board with balanced mix of skills and backgrounds Diverse and Dynamic Experience 12 Public Company Board Marc Benioff Bret Taylor Laura Craig (Co-CEO) (Co-CEO) Alber Conway 7 Entrepreneurship/VC 10 Public or Large Company CEO/Executive 7 International Experience Parker Alan Neelie Oscar 7 Software Industry Harris Hassenfeld Kroes Munoz 6 Cloud Computing Technology 5 Marketing/Branding 6 Sales Distribution Sanford John V. Robin Maynard Robertson (LID) Roos Washington (FE) Webb 5 Diversity 2 Government/Law/Military 5 Finance/Accounting Susan Wojcicki (1) Director tenure is measured by completed years of service from the initial month of service through the filing of the Company’s annual Proxy Statement. 7

Compensation Program Framework Align executive compensation with the interests of our stockholders Objective: Attract and retain the right talent to lead our Company in a dynamic, innovative and competitive environment Philosophy: Tie a significant portion of compensation to the performance of our common stock and other metrics of Company performance New this year: Commencing in fiscal 2023, to build greater accountability around our ESG efforts, performance metrics applicable to our EVP+ population under their incentive compensation plans include ESG measures Pay Component FY22 Metrics Rationale Provides compensation for day-to-day Base Salary N/A responsibilities for all employees Performance-Based Revenue Drives achievement of key annual corporate Operating Cash Flow Cash Bonus performance goals Non-GAAP Income from Operations Performance-Based Relative TSR Establishes direct alignment with Company and stock Relative TSR Absolute TSR Restricted Stock Units with absolute TSR payout cap price performance and the interests of stockholders Restricted Stock Units Stock Price Co-CEO LTI mix (~60% PRSUs and ~40% stock options) establishes even greater emphasis on Company Stock Options Stock Price performance 8

Management Proposal: Amendment and Restatement of 2013 Equity Incentive Plan The Board recommends a vote FOR amendment and restatement of the 2013 Equity Incentive Plan to increase the number of shares reserved for issuance by 43.7 million shares. ïƒ¼Seeking stockholder approval of 2013 Equity Incentive Plan share pool increase of 43.7 million shares. ïƒ¼The increased share pool is required to meet our forecasted near-term needs. ïƒ¼We operate in a highly competitive industry and geographies for employee talent. Long-term equity continues to be a key component of our compensation program. ïƒ¼Our Compensation Committee thoughtfully manages our equity incentive program to manage long-term stockholder dilution while also attracting, rewarding and retaining employees. For example, our three-year average burn rate was 2.2% for fiscal years 2020 through 2022. 9

Management Proposal: Amendment and Restatement of 2004 Employee Stock Purchase Plan The Board recommends a vote FOR amendment and restatement of the 2004 Employee Stock Purchase Plan to increase the number of shares reserved for issuance by 24 million shares. üSeeking stockholder approval of 2004 Employee Stock Purchase Plan share pool increase of 24 million shares. üThe increased share pool is required to meet our forecasted needs. The proposed share increase is expected to last until approximately June 2026. üWe operate in a highly competitive industry and geographies for employee talent. Providing eligible employees with the opportunity to acquire a proprietary interest in the Company gh the purchase of shares continues to be a key component of our compensation am. 10

ESG at Salesforce Corporations can play an essential role in improving our society We believe that Salesforce’s ESG goals align with our long-term growth strategy and financial and operational practices. View the FY22 Stakeholder Salesforce is committed to transparent ESG disclosures. Our Impact Report: annual Stakeholder Impact Report details our overall ESG strategy as well as our efforts, key metrics and indicators. salesforce.com/ stakeholder- We work actively with our Board on our ESG initiatives and impact-report beginning in fiscal 2023, all executive vice presidents, presidents and executive officers will have a component of their incentive compensation plans tied to ESG measures. Company goals are aspirational and may change. Statements regarding Company’s goals are not guarantees or promises that they will be met. Websites referenced throughout are provided for convenience only, and the material on the referenced websites does not constitute a part of this presentation. 11

Environment Driving impactful climate action across our operations and for our stakeholders Climate Action Strategy Global Collaboration Net Zero Cloud • Released our Climate Action Plan and • As of the end of fiscal 2022, 16% of • In fiscal 2022, we rebranded inaugural TCFD report our applicable Scope 3 emissions Sustainability Cloud as Net Zero Cloud were from suppliers that have set • Achieved net zero residual emissions near-term science-based reduction • Net Zero Cloud is intended to help across our value chain, in fiscal 2022 targets companies accelerate their path to net zero by providing a single source of • Procured electricity from renewable • Continued to champion the 1T.org truth to help them quickly take action energy resources equivalent to 100% community which Salesforce helped on their carbon emissions data of what we used globally, in fiscal 2022 to launch in fiscal 2020 with the goal of conserving, restoring and growing • Additional functionalities expected in 1 trillion trees by the end of 2030 fiscal 2023 include industry-specific climate action plans and Slack-First Sustainability for collaboration with suppliers 12

Social We believe our core values are fundamental to, and a competitive advantage in, our approach to managing our workforce Equality, Diversity & Inclusion Supporting Employee Wellness Equality is a core value at Salesforce. We aim to create a We prioritize well-being, and we invest in benefits and workplace that reflects the diverse communities we serve and programs to keep our employees and their families happy and empowers our employees. healthy, so they can bring their best selves to work every day. • As of January 31, 2022, approximately 51% of our U.S. • We are committed to supporting our employees and their workforce was made up of underrepresented groups. families through major life events and their well-being by • To date, we have spent more than $22 million as part of our offering flexible, competitive benefits. equal pay commitment. • We offer robust financial benefits focused on aiding our • To align and accelerate our equality, diversity and inclusion employees with their financial goals, including 401(k) plan initiatives, beginning in fiscal 2023 all executive vice presidents, matching and an employee stock purchase plan. presidents and executive officers will have a component of their • We also offer generous time off and leave programs to help incentive compensation plans tied to ESG measures, including rejuvenate our employees, including volunteer time off (VTO), employee diversity measures. our parental leave program, and other programs and benefits. • Under the expanded name of Talent Experience, we have integrated all practice areas impacting our internal employee experience, including Onboarding and Employee Connection, Internal Careers, People Leadership Development, and Talent Management. 13

Social We believe businesses can be powerful platforms for social change Philanthropy Civic Engagement Safety Cloud • Pioneered the 1-1-1 model of • Salesforce’s Government Affairs integrated corporate and Public Policy team works • In fiscal 2022, we launched philanthropy, dedicating 1% of with policymakers and elected Safety Cloud, which allows Salesforce’s equity, 1% of officials around the globe on users to create a single source employee time, and 1% of issues that matter to our of truth for testing automation product to communities around stakeholders. and vaccine verification to help the world. meet customers’ safety • Salesforce is nonpartisan in our requirements as they return to • In fiscal 2022, we provided work, and we support the office and resume hosting $1.87 billion in donated or candidates and eligible in-person events. discounted products to non- organizations of any party who profits and higher education align with our core values. institutions 100M 6.7M+ grants & donations in total volunteer FY22 hours 14

Governance Our core value of trust is the foundation of everything we do Business Ethics & Corporate Governance Trust, Security & Privacy • A majority of our board members are independent of • Salesforce is committed to providing the most secure, Salesforce and its management. compliant enterprise cloud on the market. The Salesforce Platform is built with security in mind, giving our community • Our Code of Conduct and Business Conduct Principles are the tools necessary to protect their data. publicly available and describe the way we treat employees and key stakeholders and clearly communicate our values and • We also take a collaborative, education-focused approach to expectations. security, investing in tools, training, and support for everyone who works for and with us. • Our Corporate Governance Guidelines, which detail our corporate governance practices with respect to our Board and • The protection of our customers’ data is paramount, and Committees, are reviewed periodically by our Governance Salesforce is committed to helping our customers on their Committee and are also publicly available at global compliance journeys in our role as a trusted advisor. salesforce.com/corporate-governance. • The Office of Ethical and Humane Use of Tec across product, law, policy, and ethics to devel implement a strategic framework for the eth use of technology across Salesforce. 15

Forward-Looking Statements “Safe harbor” statement under the Private Securities Litigation Reform Act of 1995. This presentation contains forward-looking statements about the company’s financial and operating results, which may include expected GAAP and non-GAAP financial and other operating and non-operating results, including revenue, net income, earnings per share, operating cash flow growth, operating margin, expected revenue growth, expected current remaining performance obligation growth, expected tax rates, stock-based compensation expenses, amortization of purchased intangibles, shares outstanding, market growth, environmental, social and governance goals, expected capital allocation, including mergers and acquisitions, capital expenditures and other investments, and expected contributions from acquired companies. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements it makes. The risks and uncertainties include—but are not limited to—risks associated with the impact of, and actions we may take in response to, the COVID-19 pandemic, related public health measures and resulting economic downturn and market volatility; our ability to maintain security levels and service performance meeting the expectations of our customers, and the resources and costs required to avoid unanticipated downtime and prevent, detect and remediate performance degradation and security breaches; the expenses associated with our data centers and third-party infrastructure providers; our ability to secure additional data center capacity; our reliance on third-party hardware, software and platform providers; the effect of evolving domestic and foreign government regulations, including those related to the provision of services on the Internet, those related to accessing the Internet, and those addressing data privacy, cross-border data transfers and import and export controls; current and potential litigation involving us or our industry, including litigation involving acquired entities such as Tableau Software, Inc. and Slack Technologies, Inc., and the resolution or settlement thereof; regulatory developments and regulatory investigations involving us or affecting our industry; our ability to successfully introduce new services and product features, including any efforts to expand our services; the success of our strategy of acquiring or making investments in complementary businesses, joint ventures, services, technologies and intellectual property rights; our ability to complete, on a timely basis or at all, announced transactions; our ability to realize the benefits from acquisitions, strategic partnerships, joint ventures and investments, including our July 2021 acquisition of Slack Technologies, Inc., and successfully integrate acquired businesses and technologies; our ability to compete in the markets in which we participate; the success of our business strategy and our plan to build our business, including our strategy to be a leading provider of enterprise cloud computing applications and platforms; our ability to execute our business plans; our ability to continue to grow unearned revenue and remaining performance obligation; the pace of change and innovation in enterprise cloud computing services; the seasonal nature of our sales cycles; our ability to limit customer attrition and costs related to those efforts; the success of our international expansion strategy; the demands on our personnel and infrastructure resulting from significant growth in our customer base and operations, including as a result of acquisitions; our ability to preserve our workplace culture, including as a result of our decisions regarding our current and future office environments or work-from-home policies; our dependency on the development and maintenance of the infrastructure of the Internet; our real estate and office facilities strategy and related costs and uncertainties; fluctuations in, and our ability to predict, our operating results and cash flows; the variability in our results arising from the accounting for term license revenue products; the performance and fluctuations in the fair value of our investments in complementary businesses through our strategic investment portfolio; the impact of future gains or losses from our strategic investment portfolio including gains or losses from overall market conditions that may affect the publicly traded companies within our strategic investment portfolio; our ability to protect our intellectual property rights; our ability to maintain and enhance our brands; the impact of foreign currency exchange rate and interest rate fluctuations on our results; the valuation of our deferred tax assets and the release of related valuation allowances; the potential availability of additional tax assets in the future; the impact of new accounting pronouncements and tax laws; uncertainties affecting our ability to estimate our tax rate; uncertainties regarding our tax obligations in connection with potential jurisdictional transfers of intellectual property, including the tax rate, the timing of the transfer and the value of such transferred intellectual property; uncertainties regarding the effect of general economic and market conditions; the impact of geopolitical events, including Russia’s recent invasion of Ukraine; uncertainties regarding the impact of expensing stock options and other equity awards; the sufficiency of our capital resources; our ability to comply with our debt covenants and lease obligations; the impact of climate change, natural disasters and actual or threatened public health emergencies; and our ability to achieve our aspirations and projections related to our environmental, social and governance initiatives. Further information on these and other factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings it makes with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Financials section of the company’s website at www.salesforce.com/investor. Salesforce, Inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Appendix Non-GAAP Financial Measures

Non-GAAP Financial Measures This presentation includes information about non-GAAP income from operations (“non-GAAP financial measures”). These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. Management uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company’s performance. The primary purpose of using non-GAAP measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate the company’s results in the same way management does. Management believes that supplementing GAAP disclosure with non-GAAP disclosure provides investors with a more complete view of the company’s operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the company’s business. Further, to the extent that other companies use similar methods in calculating non-GAAP measures, the provision of supplemental non-GAAP information can allow for a comparison of the company’s relative performance against other companies that also report non-GAAP operating results. Non-GAAP Operating Margin is the proportion of non-GAAP income from operations as a percentage of GAAP revenue. Non-GAAP income from operations excludes the impact of the following items: stock-based compensation and amortization of acquisition-related intangibles. GAAP to Non-GAAP Financial Reconciliation (in millions) Fiscal Year Ended January 31, Non-GAAP income from operations 2019 2020 2021 2022 GAAP income from operations $ 535 $ 297 $ 455 $    548 Plus: Amortization of purchased intangibles 447 792 1,121 1,624 Stock-based compensation expense 1,283 1,785 2,190 2,779 Non-GAAP income from operations $ 2,265 $ 2,874 $ 3,766 $ 4,951 Revenue $ 13,282 $ 17,098 $ 21,252 $ 26,492 Non-GAAP Operating Margin 17.1% 16.8% 17.7% 18.7%

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